SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





                        Date of Report: October 30, 2001





                      BRITTON & KOONTZ CAPITAL CORPORATION
               (Exact name of issuer as specified in its charter)





                                                                64-0665423
     Mississippi                    0-22606                   (IRS Employer
(State of Incorporation)     Commission File Number         Identification No.)





                   500 Main Street, Natchez, Mississippi 39120
                    (Address of principal executive offices)





                            Telephone: (601)445-5576

                      BRITTON & KOONTZ CAPITAL CORPORATION
                                 AND SUBSIDIARY


                                      INDEX









Item 5.  Other Events.

                  The contents of Exhibit 20 to this Form 8-K are hereby incorporated herein by this reference.


Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  20       Other Documents or Statements to Security Holders.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                          BRITTON & KOONTZ CAPITAL CORPORATION




October 30, 2001                            /s/ W. Page Ogden
                                            ----------------------------------
                                            W. Page Ogden
                                            President and Chief Executive
                                            Officer

                                 Exhibits Index






Exhibit
Number          Item



20              Other Documents or Statements to Security Holders


                      Press Release Dated October 25, 2001

Britton & Koontz Capital Corporation

500 Main Street
P O Box 1407
Natchez, MS  39121

601-445-5576
601-445-2488  Fax
http://www.bkbank.com
corporate@bkbank.com

FOR IMMEDIATE RELEASE:             FOR MORE INFORMATION:
October 25, 2001                   W. Page Ogden, President & CEO
for (NASDAQ/Symbol BKBK)           Bazile R. Lanneau, Jr., Vice President & CFO


         BRITTON & KOONTZ CAPITAL CORPORATION REPORTS THIRD QUARTER 2001
                                    EARNINGS


          Natchez, Mississippi-- Britton & Koontz Capital Corporation reported a 22% increase in net income for the third quarter of 2001 to $828 thousand compared with $679 thousand for the third quarter of 2000. Quarterly earnings per share totaled $.39 per share compared to $.33 per share in 2000. Net income and earnings per share for the nine months ended September 30, 2001, were $2.4 million and $1.15 per share compared with $2.1 million and $.99 per share for the same period in 2000. The Company's performance for the three and nine months ended September 30, 2001, resulted in a return on average assets and equity 1.21% and 11.80% and 1.19% and 11.89%, respectively. Included in net income for the nine months ended September 30, 2001, were gains on the sale of mortgage loans and securities resulting in after tax profits of approximately $210 thousand. The Company also expensed an additional $146 thousand for provision for loan losses.

          Net interest margin was 4.64% for the third quarter of 2001, up 25 basis points from the previous year. The increase in net interest margin is primarily due to the effect of changing the mix of the loan portfolio to higher yielding commercial loans along with a movement in the deposit mix toward market rate deposits. Net interest income increased $626 thousand or 7.6% during the nine months ended September 30, 2001, compared to the same period in 2000. This improvement resulted primarily from increases in average earning assets and a drop in market deposit rates.

          Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates four full service offices in Natchez, one in Vicksburg, Mississippi and three in Baton Rouge, Louisiana. As of September 30, 2001, the Company reported assets and equity of $273.9 and $28.5 million, respectively. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at September 30, 2001, amounted to 2,109,055.




                                              Britton and Koontz Capital Corporation
                                                       Financial Highlights
                                     (Unaudited-Amounts in thousands, except per share data)


                                                              For the Three Months                    For the Nine Months
                                                              Ended September 30,                     Ended September 30,
                                                      -------------------------------------   -------------------------------------

                                                            2001                2000                2001               2000
                                                      -------------------------------------   -------------------------------------

Interest income                                                 $ 5,302            $ 5,601            $ 16,107            $ 15,835
Interest expense                                                 (2,234)            (2,823)             (7,202)             (7,556)
                                                      ------------------  -----------------   -----------------  ------------------
Net interest income                                               3,068              2,778               8,905               8,279
Provision for loan losses                                          (120)               (93)               (405)               (259)
                                                      ------------------  -----------------   -----------------  ------------------
Net interest income after
 provision for loan losses                                        2,948              2,685               8,500               8,020
Non-interest income                                                 518                497               1,603               1,526
Non-interest expense                                             (2,256)            (2,169)             (6,567)             (6,462)
                                                      ------------------  -----------------   -----------------  ------------------
Income before income taxes                                        1,210              1,013               3,536               3,084
Income taxes                                                       (382)              (334)             (1,097)             (1,026)
                                                      ------------------  -----------------   -----------------  ------------------
Net income                                                        $ 828              $ 679             $ 2,439             $ 2,058
                                                      ==================  =================   =================  ==================

Return on Average Assets                                          1.21%              0.96%               1.19%               1.02%
Return on Average Equity                                         11.80%             10.86%              11.89%              11.15%

Diluted:
Net income per share                                             $ 0.39             $ 0.33              $ 1.15              $ 0.99
                                                      ==================  =================   =================  ==================
Weighted average shares outstanding                           2,110,213          2,081,893           2,110,102           2,083,487
                                                      ==================  =================   =================  ==================



                                                        September 30,       December 31,          Percent
                                                            2001                2000               Change
                                                      ------------------  -----------------   -----------------


Total assets                                                  $ 273,927          $ 270,119               1.41%
Cash and due from banks                                           7,627              7,959              -4.17%
Investment securities                                            67,975             63,719               6.68%
Net loans                                                       184,342            184,977              -0.34%
Deposits-interest bearing                                       177,221            177,742              -0.29%
Deposits-non interest bearing                                    32,779             33,580              -2.39%
Short term borrowed funds                                         8,135             30,015             -72.90%
Long-term debt                                                   23,000                  -             100.00%
Stockholders' equity                                             28,540             25,524              11.82%
Book value (per share)                                          $ 13.53            $ 12.15              11.42%
Total shares outstanding                                      2,109,055          2,101,534               0.36%
